Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Registration Statement on Form S-3 of Energy XXI (Bermuda) Limited to our firm and our report, dated September 20, 2007, which sets forth our estimates of the proved oil and gas reserves, as of June 30, 2007. We further consent to references of our firm under the caption "Experts" in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E. Executive Vice President

Houston, Texas
January 15, 2008